Exhibit 10.2

AMENDMENT NO. 1 TO LOAN AGREEMENT

DATED DECEMBER 12, 2003 (“Amendment”)

WHEREAS, China Construction Bank Sichuan Branch (“Lender”) and Leshan-Phoenix Semiconductor Company Limited (“Borrower”) entered into a Loan Agreement dated December 12, 2003 (“Loan Agreement”);

WHEREAS, the Lender and the Borrower wish to amend the Loan Agreement to adjust the interest rate calculation period and the interest payment thereof as well and to amend other provisions as necessary to achieve conformity with these changes; and

WHEREAS, all defined terms used herein shall have the meanings set forth in the Loan Agreement unless specifically defined herein.

NOW, THEREFORE, for mutual consideration the receipt of which is hereby acknowledged, the Loan Agreement is hereby amended as follows:

1.	Section 4.5 of the Loan Agreement is hereby amended by replacing such section in its entirety with the following:

Borrower shall pay interest on the Loan in accordance with the following provisions:

4.5.1	Interest on the Loan shall accrue from day to day, being prorated on the basis of a 360-day year for the actual number of days in the relevant Interest Period (as defined below). The interest for the Loan shall be calculated and paid on a semi-annual basis, and each Interest Period shall include the first day within such Interest Period but exclude the last day of such Interest Period (“Interest Calculation Period”). “Interest Period” shall mean a six month period beginning from June 20th to December 20th and then from December 20th to June 20th and so on and so forth; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the immediately succeeding Business Day.

4.5.2	The interest rate for the Loan shall be reset every six (6) months. The reset interest rate for the next Interest Period shall be the six (6) months LIBOR published on the 18th day of the last month of the current Interest Period (namely June 18 and December 18 for each year; if such 18th day of the last month of the current Interest Period would be a day other than a Business Day, it shall be extended to the immediately succeeding Business Day) plus 150 BPS, being 6 month LIBOR plus 1.5%.

4.5.3	The interest payment dates shall be the 20th day of June and December, provided that, if any such day is not a Business Day, the interest payment date which would otherwise fall on that day shall fall on the immediately succeeding Business Day.

4.5.4	The first interest payment date hereunder shall be the 20th day of December 2005 and the last interest payment date shall be the date when the Loan is completely paid off.

4.5.5	Notwithstanding anything else in the Loan Agreement or this Amendment, the Borrower and Lender agree that the interest payment on June 20, 2005 for the period from March 21, 2005 to June 20, 2005 shall be calculated in accordance with the following: (i) the interest rate shall be 4.7963% from March 21, 2005 to April 29, 2005, and (ii) the interest rate shall be 4.25% from April 30, 2005 to June 20, 2005.

2.	Section 7.2 of the Loan Agreement is hereby amended by adding the following provision:

7.2.3	If the principal repayment date for either Tranche A or Tranche B is not a Business Day, the principal repayment date shall fall on the immediately succeeding Business Day.

3.	Section 7.3.1 of the Loan Agreement is hereby amended as follows:

7.3.1	Notwithstanding Section 7.2 above, Borrower shall have the right, but not the obligation, to prepay all or part of the principal of the Loan upon a thirty (30) Business Days’ notice to lender, which shall specify the amount and date regarding the prepayment as well as which Tranche the prepayment amount is to be applied to. For a partial prepayment, such prepayment shall be in an amount not less than US$1,200,000. If the principal prepayment date is not a Business Day, the principal prepayment date shall fall on the immediately succeeding Business Day.

4.	Except as otherwise specifically amended in this Amendment, all terms and conditions of the Loan Agreement shall remain unchanged in full force and effect. All defined terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

IN WITNESS WHEREOF, the Lender and the Borrower have executed this Amendment as of the 27th date of July, 2005 and this Amendment shall become effective thereof.

LENDER:	China Construction Bank, Sichuan Branch (Seal)

Authorized Representative: /s/ LI GUO

[In this space, translated from Mandarin, is the following chop of China Construction Bank Sichuan Branch with the signature of the Vice President, Li Guo]

BORROWER: Leshan-Phoenix Semiconductor Company Limited (Seal)

Legal	(or duly authorized) Representative: /s/ S. C. LOW

[In this space, translated from Mandarin, is the following chop of Leshan-Phoenix Semiconductor with the signature of the General Manager, S. C. Low]